Exhibit 99.2

Deep Fission Advanced Nuclear Raises $80 Million in Financing to Accelerate Commercialization

Berkeley, CA – February 10, 2026 – Deep Fission, Inc. (“Deep Fission” or the “Company”), a pioneering advanced nuclear energy company placing small modular pressurized water reactors (SMRs) in boreholes one mile underground, announced today it has raised $80 million in new financing.

The financing was completed through the offer and sale of 5,333,333 restricted shares of common stock at a fixed price of $15.00 per share. Seaport Global Securities and The Benchmark Company acted as agents for the private placement. Investors included Ed Eisler of EE Holdings and Mark Tompkins of Montrose Capital, who led the Company’s previous financing round in September 2025.

In addition to the financing, Deep Fission has formed a new strategic relationship with Blue Owl Capital’s Real Assets platform, a leading alternative asset manager. The companies will collaborate to deploy Deep Fission SMR projects for Blue Owl’s digital infrastructure portfolio, bringing new round-the-clock clean power to U.S. electricity grids and helping to commercialize the next generation of advanced nuclear and AI technologies. A Blue Owl-managed fund participated in the financing.

“We are thrilled to complete this latest funding round and to welcome Blue Owl as a new strategic relationship,” said Liz Muller, Co-Founder and CEO of Deep Fission. “These milestones will bolster Deep Fission’s pursuit of scalable clean energy deployments and enable us to demonstrate what’s possible with next-generation nuclear technology.”

Goldman Sachs & Co. LLC acted as exclusive financial advisor to Deep Fission and will continue to provide strategic financial advisory services to support Deep Fission’s long-term growth and capital planning.

Deep Fission’s proprietary design combines pressurized water reactor technology with deep borehole drilling techniques used in the oil and gas industry and heat-transfer methods drawn from geothermal applications. By leveraging established supply chains and techniques, Deep Fission estimates this approach can reduce construction costs by approximately 70–80% compared to traditional nuclear plants.

Deep Fission was selected for participation in the U.S. Department of Energy’s (DOE) Reactor Pilot Program in 2025 and recently broke ground on its pilot project located in Parsons, Kansas. The Company has also announced a development pipeline representing 12.5 GW of future planned deployments.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The securities issued and sold in the private placement have not been registered under the Securities Act of 1933 as amended (the “Securities Act”) or any state or other jurisdiction’s securities laws, and may not be resold absent registration under, or exemption from registration under, the Securities Act.

About Deep Fission

Deep Fission is revolutionizing the energy landscape with innovative technology that places a small modular pressurized water reactor in a borehole one mile underground. Founded and led by a team of seasoned scientists, engineers, and entrepreneurs, the company is committed to delivering safe, reliable, and affordable low-carbon power at scale. Deep Fission was selected for the Department of Energy’s Reactor Pilot Program and is building its first reactor in Parsons Kansas. Deep Fission was founded in 2023 by father-daughter team Liz and Rich Muller. For additional information regarding the Company, visit: https://deepfission.com/investors/.

Deep Fission Contacts:

For investor inquiries, please contact:
Bob Prag
IR@deepfission.com
(858) 794-9500

For media inquiries, please contact:
Chloe Frader, VP of Strategic Affairs
chloe.frader@deepfission.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, among other things, statements regarding Deep Fission’s development plans, anticipated project timelines, potential commercial opportunities, collaboration activities, and other future matters. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Important factors that may affect actual results are described under “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in Deep Fission’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (as amended or supplemented), and in other filings Deep Fission makes with the SEC. Forward-looking statements speak only as of the date of this press release. Deep Fission undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

###